CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") made this 28th day of September, 2000, by and between eSAFETYWORLD, Inc., whose address is 80 Orville Drive, Bohemia, New York 11716, hereinafter referred to as the "Consultant," and Community Home Mortgage Corporation, whose principal place of business is located at 510 Broadhollow Road, Melville, NY 11747, hereinafter referred to as "Company."

WHEREAS, Consultant has developed expertise and experience in Internet-based sales and other business applications. It desires to consult with the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management; and

WHEREAS, the Company desires to engage the services of Consultant as an independent contractor and not as an employee to perform for the Company consulting services regarding its business operation;

NOW, THEREFORE, it is agreed as follows:

         1. Consultation Service. The Company hereby retains Consultant to perform services in accordance with the terms and conditions of this Agreement. Consultant will provide Company with advice regarding a variety of general business and Business Business e-commerce applications.

         2. Term of Agreement. The respective duties and obligations of the contracting parties shall be for a period of one year commencing on September 28, 2000.

         3. Time Devoted by Consultant. It is anticipated that Consultant will spend the time necessary to perform the services set forth in this Agreement. Services have already begun.

         4. Place Where Services Are Rendered. Consultant will perform most of the services in accordance with this Agreement at its offices. In addition, Consultant may perform services by telephone or at other locations agreed to by the parties.

         5. Liability. With regard to the services to be performed by Consultant pursuant to the terms of this Agreement, Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of Consultant or on the part of the agents or employees of Consultant, except when said acts or omissions of Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this Agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of Consultant and Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

         6.  Compensation.  Initially,  Consultant  shall be  required to expend significant effort to familiarize itself with the Company's operations, policies, procedures, opportunities, resources, strategic relationships, goals, and other circumstances relevant to the services to be provided by Consultant. The Company acknowledges that Consultant has already initiated the foregoing activities in anticipation of entering into this Agreement with the Company. After the Consultant's initial study of the Company's business and operations, Consultant will then be required to devote significant effort to developing a General Business and Internet strategy for the Company. The parties anticipate that the key components of this strategy will be identified and formulated within 90 days after the date of this Agreement. Thereafter, a substantially smaller involvement will be required of Consultant as the Company considers, adopts, and implements Consultant's recommendations. In recognition of the foregoing, the Company shall pay to Consultant a fixed, one-time fee of $300,000 or that number of shares of common stock of the Company equivalent to 7.5% of the number of the Company's common stock issued and outstanding as of the date of this Agreement. Payment of this fee shall be made in either the cash or common stock shall be at the option of the Company. Such payment shall be made by the Company to Consultant within 30 days after the date of this Agreement. If payment is made in the form of common stock, such shares of common stock shall be deposited in an escrow account with a law firm selected by the Company and be subject to a mutually acceptable escrow agreement. If Company is unable to clear comments received from the Securities and Exchange Commission relating to the Information Statement or Form 10, then Company shall be entitled to a refund of all shares of its common stock previously paid to Consultant. If (i) an Information Statement and Form 10 are prepared and the Company elects not to file such documents with the Securities and Exchange Commission or (ii) the Company does not cooperate in providing information necessary to clear comments provided by the staff of the Securities and Exchange Commission, then Consultant shall be entitled to a fee equivalent to 25% of the fixed, one-time fee set forth above.

         In the event the Company issues shares of common stock for compensation to the Consultant hereunder, Consultant shall execute and deliver to the Company the Consultant's representation letter setting forth relevant facts on which the Company may rely in issuing the shares in reliance on exemptions from registration under applicable federal and state securities laws. At the request of the Board of Directors of the Consultant, the Company shall, at its expense, either (i) register the public resale of such common stock under the Securities Act of 1933, as amended, or (ii) satisfy the applicable requirements, including the preparation and filing of an Information Statement and Form 10 or Form 10-SB under the Securities Exchange Act of 1934 to enable the Consultant to distribute such shares of common stock to the stockholders of the Consultant. Consultant will assist Company in satisfying the foregoing requirements at no additional cost to the Company. The total filing fees required under this paragraph are expected to be less than $7,000.

         Company and Consultant agree that, if Company pays the consulting fee specified herein in the form of shares of common stock, it is Consultant's intention to distribute such shares of common stock to its shareholders.

         7. Reimbursement of Expenses. In addition, the Company shall reimburse Consultant for any reasonable out-of-pocket expenses incurred by Consultant pursuant to the terms of this Agreement. Such expenses must receive prior approval from Company and will be paid as the expenses are incurred. It is understood that Company will pay all costs and fees related to its obtaining certified audits and filing fees relating to filings of documents with the Securities and Exchange Commission, state securities agencies, NASDAQ or any similar regulatory agency.

         8. Company Information. In connection with Consultant's engagement, the Company will furnish Consultant with any information concerning the Company that Consultant reasonably deems appropriate. Company will pay the costs of producing the information required herein including the cost of an audit by auditors authorized to practice before the Securities and Exchange Commission. Company will provide Consultant with access to the Company's officers, directors, accountants, counsel, and other advisors. In order to facilitate the foregoing, the parties agree as follows:

         (a) The Company represents and warrants to Consultant that all such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that Consultant will be using and relying upon such information supplied by the Company and its officers, agents, and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Consultant of the Company or its business or assets.

         (b) Consultant understands that certain information to be provided by the Company concerning the business and operations of the Company, its subsidiaries, and affiliates will be confidential information and will be treated by Consultant as such. Consultant will not, directly or indirectly, make use of such information or divulge any such information to others except as authorized by the Company.

         (c) Upon termination of this Agreement, Consultant will surrender to the Company all records obtained by Consultant from the Company or entrusted to Consultant during the course of this Agreement (together with all copies thereof) that are conspicuously marked on their face by the Company as
"limited," "private," "confidential," or similarly to indicate their confidential nature.

         9. Consultant Independent Contractor. Consultant is engaged under the terms of this Agreement as an independent contractor, and nothing herein shall be construed as creating an employer/employee relationship between the parties. Consultant shall not have the authority to make any decisions with respect to any matter as to which Consultant renders consulting services or to enter into agreements or contracts on behalf of the Company or otherwise bind the Company. Consultant shall be solely liable for the payment of any taxes imposed or arising out of the payment of compensation to Consultant under this Agreement.

         10. Assignment/Benefits. The benefits of this Agreement shall inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided, however, that Consultant shall not assign or permit any other person or entity to assume its obligations hereunder without the prior written approval of the Company. The Company shall provide Consultant with notice of its consent or withholding of such consent within ten days after approval has been requested.

         11. Equitable Relief. Consultant acknowledges that any breach or threatened breach or alleged breach or threatened alleged breach by Consultant of any of the provisions of this Agreement can cause irreparable harm to the Company or its subsidiaries or affiliates, for which the Company would have no adequate remedy at law. In the event of a breach or threatened breach or an alleged breach or alleged threatened breach by Consultant of any of the provisions of this Agreement, the Company, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, may immediately seek any judicial action which the Company may deem necessary or advisable including, without limitation, the obtaining of temporary and preliminary injunctive relief.

         12. Notice. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given if personally served; if transmitted by facsimile if receipt is confirmed by the facsimile operator of the recipient; if sent by electronic mail if receipt is acknowledged by the recipient; if delivered by overnight courier service; or if mailed by certified mail, return receipt requested, addressed as follows:

         If to the Company:                 Community Home Mortgage Corporation
                                            510 Broadhollow Road
                                            Melville, NY  11747
                                            Attn: Ira Silverman, President
                                            Facsimile No.: 631-577-0057

         If to Consultant:                  eSAFETYWORLD, Inc.
                                            80 Orville Drive
                                            Bohemia, NY  11716
                                            Attn: Edward A. Heil, President
                                            Facsimile No.: 212-208-3082

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission or electronic mail, one day after the date so sent by overnight delivery, or three days after the date so mailed.

Either party may change its address for notice purposes by giving notice to the other party pursuant to the above provision.

         13. Headings. The headings of the paragraphs herein have been inserted for ease of reference only and shall not control or affect the meaning or interpretation of any of the terms and provisions hereof.

         14. Governing Law. This Agreement is entered into under and shall be governed by the laws of the state of New York, excluding law respecting the choice or conflicts of law.

         15. Further Action. The parties hereby agree to execute and deliver such additional documents and to take such further action as may become necessary or desirable to fully carry out the provisions and intent of this Agreement.

         16. Form of Execution. A valid and binding signature hereto or any notice, demand, request, or other communication required or permitted hereunder may be in the form of a manual execution of a document or a true copy made by photographic, xerographic, or other electronic process that provides similar copy accuracy of a document that has been manually executed.

         17. Enforcement. In the event of a dispute between the parties arising under this Agreement, the prevailing party in such dispute shall be entitled to recover its costs, including reasonable attorneys' fees, from the other party.

         18. Nonwaiver. The failure of any party to exercise its rights in the event of a breach of any of the terms and provisions of this Agreement by the other party shall not constitute a waiver of any damages attributable to such breach nor a waiver of any such rights with respect to future, similar breaches.

         19. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association in the City of New York, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in New York County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 28th day of September, 2000.

eSAFETYWORLD, Inc.


By: /s/ Edward A. Heil
   --------------------------
Its: President


COMMUNITY HOME MORTGAGE CORPORATION


By: /s/ Ira Silverman
   --------------------------
Its: President